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                       PETROLEUM HEAT AND POWER CO., INC.
                               OFFER TO EXCHANGE
   1,200,000 SHARES OF 12 7/8% SERIES B EXCHANGEABLE PREFERRED STOCK DUE 2009
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                                      FOR
   1,200,000 SHARES OF 12 7/8% SERIES A EXCHANGEABLE PREFERRED STOCK DUE 2009 THAT WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

    Enclosed for your consideration is a Prospectus dated April       , 1996 (as
the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Issuer") to exchange up to 1,200,000 shares of its 12 7/8% Series B Exchangeable Preferred Stock with a liquidation preference of $25 per share (the "New Preferred Stock") for an equal number of shares of its outstanding 12 7/8% Series A Exchangeable Preferred Stock with a liquidation preference of $25 per share (the "Old Preferred Stock") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended.

    The material is being forwarded to you as the beneficial owner of Old Preferred Stock carried by us for your account or benefit but not registered in your name. A tender of any Old Preferred Stock may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Preferred Stock registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Preferred Stock in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish to tender any or all Old Preferred Stock, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender to your Old Preferred Stock.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on       ,       , 1997, unless extended (the "Expiration
Date"). Old Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus , at any time prior to 5:00 p.m.. on the Expiration Date.

        Your attention is directed to the following:

        1. The Exchange Offer is for the exchange of 1,200,000 shares of the New Preferred Stock for an equal number of shares of the Old Preferred Stock with the Holders thereof. The terms of the New Preferred Stock are identical in all material respects to the terms of the Old Preferred Stock, except that the New Preferred Stock has been registered under the Securities Act of 1933, as amended, is freely tradable by the holders thereof (except as provided in the Prospectus) and, therefore will not bear legends restricting its transfer and will not contain certain terms providing for an increase in the dividend on the Old Preferred Stock under certain circumstances as provided in the Registration Rights Agreement dated as of February 18, 1997 between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, the Initial Purchaser of the Old Preferred Stock. The Company is effecting the Exchange Offer in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement.

        2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, SEE "THE EXCHANGE OFFER--CONDITIONS" IN THE PROSPECTUS.

        3.  The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
    New York City time, on       , 1997, unless extended.
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        4.  The Issuer has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

        5. Any transfer taxes incident to the transfer of Old Preferred Stock from the tendering Holder to the Issuer will be paid by the Issuer, except as provided in the Prospectus and the Letter of Transmittal.

    The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Old Preferred Stock in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish to have us tender any or all of your Old Preferred Stock held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by your to tender Old Preferred Stock held by us and registered in our name for your account or benefit.

                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Petroleum Heat and Power Co., Inc., including the Prospectus and the Letter of Transmittal.

    This form will instruct you to exchange the aggregate number of shares Old Preferred Stock indicated below (or, if no aggregate number amount is indicated below, all Old Preferred Stock) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

            Number of shares of Old Preferred Stock to be exchanged

                                  $         *

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
* I (we) understand that if I (we) sign these       -------------------------------------------------
instruction forms without indicating an aggregate
number of shares Old Preferred Stock in the space
above, all Old Preferred Stock held by you for my
(our) account will be exchanged.
                                                    -------------------------------------------------
                                                    Signature(s)
                                                    -------------------------------------------------

                                                    -------------------------------------------------

                                                    -------------------------------------------------

                                                    -------------------------------------------------
                                                    (Please print name(s) and address above)
                                                    Dated: , 1997
                                                    -------------------------------------------------
                                                    (Area Code & Telephone Number)
                                                    -------------------------------------------------
                                                    (Taxpayer Identification or
                                                    Social Security Number)
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